         Exhibit (n)(1)

WADDELL & REED ADVISORS FUNDS

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

         This Multiple Class Plan ("Plan") adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), sets forth the multiple class structure for each Fund ("Fund") comprising Waddell & Reed Advisors Funds The classes of shares of beneficial interest that each Fund is authorized to issue are set forth on Appendix A.

General Description of the Classes:

         Class A Shares. With the exception of Class A shares of Waddell & Reed Advisors Cash Management ("Cash Management"), each Fund's Class A shares are sold to the general public subject to an initial sales charge. The initial sales charge shall be in such amount as is disclosed in the Fund's current prospectus and declines to 0% based on discounts for volume purchases. The initial sales charge is waived for certain eligible purchasers.

         With the exception of Class A shares of Cash Management, each Fund's Class A shares also are subject to distribution and service fees charged pursuant to a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1") that provides for a maximum fee of .25% of the average annual net assets of the Class A shares of the Fund.

         Class A shares of Cash Management are sold without an initial sales charge, are not subject to a contingent deferred sales charge and are not subject to a Rule 12b-1 fee.

         Class B Shares. Each Fund's Class B shares are sold subject to a contingent deferred sales charge, which is imposed on the lesser of amount invested or redemption value. The maximum contingent deferred sales charge is 5.0% and declines 1% per year after the first year after investment to 0% after seven years, as follows: in the first year, the contingent deferred sales charge is 5%; in the second year, 4%; in the third and fourth years, 3%; in the fifth year, 2%; in the sixth year, 1%; and in the seventh year, 0%. A year is a 12-month period. Solely for purpose of determining the number of months or years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month. Each Fund's Class B shares also are subject to distribution and service fees charged pursuant to a Distribution and Service Plan adopted pursuant to Rule 12b-1 that provides for a maximum service fee of 0.25% and a maximum distribution fee of 0.75% of the average annual net assets of the Class B shares of the Fund. Class B shares of a Fund convert automatically into Class A shares of the Fund eight years after the month in which the shares were purchased.

         Class C Shares. Each Fund's Class C shares are sold without an initial sales charge and are subject to a contingent deferred sales charge of 1% if the shares are redeemed within twelve months after purchase. The contingent deferred sales charge is imposed on the lesser of amount invested or redemption value. Each Fund's Class C shares are subject to distribution and service fees charged pursuant to a Distribution and Service Plan adopted pursuant to Rule 12b-1 that provides for a maximum service fee of 0.25% and a maximum distribution fee of 0.75% of the average annual net assets of the Class C shares of the Fund.

         Class Y Shares. Class Y shares of a Fund are sold without an initial sales charge or contingent deferred sales charge and without a Rule 12b-1 fee.

Expense Allocations of Each Class:

         In addition to the difference with respect to Rule 12b-1 fees, each Class of a Fund may pay a different amount with respect to shareholder servicing. Each Class of a Fund may also pay a different amount of the following other expenses:

         (a) stationery, printing, postage and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific Class of shares;

         (b) Blue Sky registration fees incurred by a specific Class of shares;

         (c) SEC registration fees incurred by a specific Class of shares;

         (d) expenses of administrative personnel and services required to support the shareholders of a specific Class of shares;

         (e) Directors' fees or expenses incurred as a result of issues relating to a specific Class of shares;

         (f) accounting expenses relating solely to a specific Class of shares;

         (g) auditors' fees, litigation expenses, and legal fees and expenses relating to a specific Class of shares; and

         (h) expenses incurred in connection with shareholders meetings as a result of issues relating to a specific Class of shares.

         For any Fund, these expenses may, but are not required to, be directly attributed and charged to a particular Class. The shareholder servicing fees and other expenses listed above that are attributed and charged to a particular Class are borne on a pro rata basis by the outstanding shares of that Class.

         Certain expenses that may be attributable to a Fund, but not a particular Class, are allocated based on the relative daily net assets of the Classes of that Fund.

Exchange Privileges:

         Shareholders of each Fund shall have the exchange privileges as described in the Fund's current prospectus and statement of additional information.

         These exchange privileges may be modified or terminated by a Fund, and exchanges may only be made into funds that are legally registered for sale in the investor's state of residence.

Conversion Privilege:

         Shareholders of each Fund shall have the conversion privileges as described in the Fund's current prospectus and statement of additional information.

Additional Information:

         This Plan is qualified by and subject to the terms of the then current prospectus for the applicable Class; provided, however, that none of the terms set forth in any such prospectus shall be inconsistent with the terms of the Classes contained in this Plan. The prospectus for each Class contains additional information about that Class and a Fund's multiple class structure.

Effective: January 30, 2009

Appendix A

Fund Series	Share Class

Waddell & Reed Advisors Accumulative	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Asset Strategy	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Bond	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Cash Management	Class A
Class B – Not available for direct investment
Class C – Not available for direct investment

Waddell & Reed Advisors Continental Income	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Core Investment	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Dividend Opportunities	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Energy	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Global Bond	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Government Securities	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors High Income	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors International Growth	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Municipal Bond	Class A
Class B
Class C
Class Y – Closed to new and additional investments

Waddell & Reed Advisors Municipal High Income	Class A
Class B
Class C
Class Y – Closed to new and additional investments

Waddell & Reed Advisors New Concepts	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Retirement Shares	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Science & Technology	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Small Cap	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Tax-Managed Equity	Class A
Class B
Class C
Class Y – Closed to new and additional investments

Waddell & Reed Advisors Value	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Vanguard	Class A
Class B
Class C
Class Y